As filed with the Securities and Exchange Commission on March 9, 2012

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELTEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1252625
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2291 Wood Oak Drive

Herndon, VA 20171

Tel: (703) 734-8606

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Deltek, Inc. Amended and Restated 2007 Stock Incentive and Award Plan

(Full title of the plan)

David R. Schwiesow

Senior Vice President, General Counsel and Secretary

Deltek, Inc.

2291 Wood Oak Drive

Herndon, VA 20171

Telephone: (703) 885-9933

Facsimile: (703) 880-0260

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Wm. David Chalk

DLA Piper LLP (US)

6225 Smith Avenue

Baltimore, Maryland 21209

Telephone: (410) 580-4120

Facsimile: (410) 580-3120

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share	2,048,168(1)	$10.89	$22,304,549.52	$2,556.10

(1)	The Registrant previously registered shares of Common Stock to be offered or issued pursuant to the Deltek, Inc. 2007 Stock Incentive and Award Plan (the “2007 Plan”) on Form S-8 (File Nos. 333-147069, 333-158389, 333-165099, 333-169553 and 333-172625). This registration statement on Form S-8 covers additional shares of Common Stock to be offered or issued pursuant to the 2007 Plan, which is now entitled “Deltek, Inc. Amended and Restated 2007 Stock Incentive and Award Plan”. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 shall also cover an indeterminate number of shares of Common Stock that may be offered or issued under the 2007 Plan, as amended and restated, by reason of stock splits, stock dividends or similar transaction.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 8, 2012. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Not required to be included in this Form S-8 Registration Statement pursuant to the introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the Registration Statements filed by the Registrant with the Securities and Exchange Commission (File No. 333-147069, 333-158389, 333-165099, 333-169553 and 333-172625), with respect to securities offered pursuant to the 2007 Plan are hereby incorporated by reference.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

Exhibit Number	Description of Documents

4.1	Certificate of Incorporation of Deltek, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.2	Amended and Restated Bylaws of Deltek, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed March 12, 2010)

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.4	Shareholders’ Agreement, dated as of April 22, 2005, among Deltek Systems, Inc., the deLaski Shareholders and the persons listed on the signature pages thereto (and for purposes of Sections 3.3 and 3.4, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P.) (incorporated by reference to Exhibit 9.1 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.5	Form of Joinder Agreement to the Shareholders’ Agreement (incorporated by reference to Exhibit 9.2 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.6	Form of Director Shareholder’s Agreement (incorporated by reference to Exhibit 9.3 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.7	Form of Optionee Shareholder’s Agreement (incorporated by reference to Exhibit 9.4 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.8	Joinder Agreement to the Shareholder’s Agreement between Kevin T. Parker and Deltek Systems, Inc., dated December 29, 2005 (incorporated by reference to Exhibit 9.5 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.9	Amendment No. 1 to Shareholder’s Agreement between Deltek Systems, Inc. and Joseph M. Kampf, dated September 14, 2006 (incorporated by reference to Exhibit 9.6 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.10	Form of 2007 Optionee Shareholder’s Agreement (incorporated by reference to Exhibit 9.7 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.11	Form of Amendment to Director Shareholder’s Agreement (incorporated by reference to Exhibit 9.8 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.12	Form of Amendment No. 1 to the Shareholder’s Agreement (incorporated by reference to Exhibit 9.9 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.13	Deltek, Inc. Amended and Restated 2007 Stock Incentive and Award Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 27, 2010)

4.14	Form of Stock Option Agreements for Director (four-year vesting) and Employee issued pursuant to the Deltek, Inc. 2007 Stock Incentive and Award Plan (incorporated by reference to Exhibit 10.84 from the Registrant’s Registration Statement on Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.15	Form of Director Stock Option Agreement (one-year vesting) issued pursuant to the Deltek, Inc. 2007 Stock Incentive and Award Plan (incorporated by reference to Exhibit 10.15 to the Registrant’s Annual Report on Form 10-K filed March 12, 2010)

4.16	Form of Officer Stock Option Agreement issued pursuant to the Deltek, Inc. 2007 Stock Incentive and Award Plan (incorporated by reference to Exhibit 10.16 to the Registrant’s Annual Report on Form 10-K filed March 12, 2010)

4.17	Form of Officer Restricted Stock Agreement (four-year vesting) issued pursuant to the Deltek, Inc. 2007 Stock Incentive and Award Plan (incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K filed March 12, 2010)

4.18	Form of Officer Restricted Stock Agreement (two-year vesting) issued pursuant to the Deltek, Inc. 2007 Stock Incentive and Award Plan (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K filed March 12, 2010)

4.19*	Form of Director Restricted Stock Agreement (one-year vesting) issued pursuant to the Deltek, Inc. Amended and Restated 2007 Stock Incentive and Award Plan

Exhibit Number	Description of Documents

5.1*	Opinion of DLA Piper LLP (US)

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2*	Consent of DLA Piper LLP (US) (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-172625) filed on March 4, 2011)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on this March 9, 2012.

DELTEK, INC.

By:	/s/ Kevin T. Parker
KEVIN T. PARKER
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name and Signature	Title	Date

	/s/ Kevin T. Parker	Chairman, President and	March 9, 2012
	Kevin T. Parker	Chief Executive Officer (Principal Executive Officer)

	/s/ Michael P. Corkery	Executive Vice President, Chief	March 9, 2012
	Michael P. Corkery	Financial Officer and Treasurer (Principal Executive Officer)

	/s/ Michael L. Krone	Senior Vice President, Corporate	March 9, 2012
	Michael L. Krone	Controller and Assistant Treasurer (Principal Executive Officer)

	*	Nanci E. Caldwell	March 9, 2012
	Nanci E. Caldwell	(Director)

		Edward R. Grubb	March , 2012
	Edward R. Grubb	(Director)

	*	Joseph M. Kampf (Director)	March 9, 2012
Joseph M. Kampf

		Steven B. Klinsky (Director)	March , 2012
Steven B. Klinsky

	*	Thomas M. Manley (Director)	March 9, 2012
Thomas M. Manley

	*	Albert A. Notini (Director)	March 9, 2012
Albert A. Notini

	*	Janet R. Perna (Director)	March 9, 2012
Janet R. Perna

	*	Alok Singh (Director)	March 9, 2012
Alok Singh

*By:	/s/ Kevin T. Parker		March 9, 2012
Kevin T. Parker Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Documents

4.1	Certificate of Incorporation of Deltek, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.2	Amended and Restated Bylaws of Deltek, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed March 12, 2010)

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.4	Shareholders’ Agreement, dated as of April 22, 2005, among Deltek Systems, Inc., the deLaski Shareholders and the persons listed on the signature pages thereto (and for purposes of Sections 3.3 and 3.4, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P.) (incorporated by reference to Exhibit 9.1 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.5	Form of Joinder Agreement to the Shareholders’ Agreement (incorporated by reference to Exhibit 9.2 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.6	Form of Director Shareholder’s Agreement (incorporated by reference to Exhibit 9.3 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.7	Form of Optionee Shareholder’s Agreement (incorporated by reference to Exhibit 9.4 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.8	Joinder Agreement to the Shareholder’s Agreement between Kevin T. Parker and Deltek Systems, Inc., dated December 29, 2005 (incorporated by reference to Exhibit 9.5 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.9	Amendment No. 1 to Shareholder’s Agreement between Deltek Systems, Inc. and Joseph M. Kampf, dated September 14, 2006 (incorporated by reference to Exhibit 9.6 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.10	Form of 2007 Optionee Shareholder’s Agreement (incorporated by reference to Exhibit 9.7 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.11	Form of Amendment to Director Shareholder’s Agreement (incorporated by reference to Exhibit 9.8 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.12	Form of Amendment No. 1 to the Shareholder’s Agreement (incorporated by reference to Exhibit 9.9 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.13	Deltek, Inc. Amended and Restated 2007 Stock Incentive and Award Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 27, 2010)

4.14	Form of Stock Option Agreements for Director (four-year vesting) and Employee issued pursuant to the Deltek, Inc. 2007 Stock Incentive and Award Plan (incorporated by reference to Exhibit 10.84 from the Registrant’s Registration Statement on Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.15	Form of Director Stock Option Agreement (one-year vesting) issued pursuant to the Deltek, Inc. 2007 Stock Incentive and Award Plan (incorporated by reference to Exhibit 10.15 to the Registrant’s Annual Report on Form 10-K filed March 12, 2010)

4.16	Form of Officer Stock Option Agreement issued pursuant to the Deltek, Inc. 2007 Stock Incentive and Award Plan (incorporated by reference to Exhibit 10.16 to the Registrant’s Annual Report on Form 10-K filed March 12, 2010)

4.17	Form of Officer Restricted Stock Agreement (four-year vesting) issued pursuant to the Deltek, Inc. 2007 Stock Incentive and Award Plan (incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K filed March 12, 2010)

4.18	Form of Officer Restricted Stock Agreement (two-year vesting) issued pursuant to the Deltek, Inc. 2007 Stock Incentive and Award Plan (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K filed March 12, 2010)

4.19*	Form of Director Restricted Stock Agreement (one-year vesting) issued pursuant to the Deltek, Inc. Amended and Restated 2007 Stock Incentive and Award Plan

Exhibit Number	Description of Documents

5.1*	Opinion of DLA Piper LLP (US)

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2*	Consent of DLA Piper LLP (US) (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-172625) filed on March 4, 2011)

*	Filed herewith.